EXHIBIT 5.1

On Track Innovations Ltd.
Z.H.R. Industrial Zone
P.O. Box 32
Rosh Pina
Israel  12000

                           Re:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We are acting as counsel for On Track Innovations Ltd., an Israeli company (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 830,826 Ordinary Shares nominal value NIS 0.1 per share of the Company under the 2001 Share Option Plan (the "2001 Plan"), the 2001 Employee Share Purchase Plan (the "2001 Employee Plan") and the 1995 Share Option Plan (the "1995 Plan").

         In rendering our opinion, we have examined, and have relied as to factual matters solely upon, originals or copies certified, or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purposes of this opinion. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied to the extent we deemed such reliance proper upon written or oral statements of officers and other representatives of the Company.

         In giving the opinion expressed herein, no opinion is expressed as to the laws of any jurisdiction other than the State of Israel.

         Based upon and subject to the foregoing, we are of the opinion that the ordinary shares of the Company issued or proposed to be issued pursuant to the terms of the 2001 Plan, the 2001 Employee Plan, the 1995 Plan, and the terms of any other agreements relating to such issuance, will be upon receipt of the consideration provided for in the 2001 Plan, the 2001 Employee Plan or the 1995 Plan, validly issued, fully paid and nonassessable upon the issuance of such shares in accordance with the terms therein.

         This opinion is intended solely for the benefit and use of the Company and other persons who are entitled to rely on the Registration Statement, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law), without our prior written consent.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,

                                     /s/ Zysman Aharoni Gayer & Co. Law Offices
                                     ------------------------------------------
                                     Zysman Aharoni Gayer & Co. Law Offices